Exhibit 99.1

KULR Technology Group Announces a Strategic Contract with
Nanoracks for Advanced Space Battery Development

SAN DIEGO / GLOBENEWSWIRE / March 14, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), renowned for its leading-edge lithium-ion battery safety and thermal management technologies, today announced in a landmark development it has been awarded a pivotal contract exceeding $865,000 from Nanoracks (now part of Voyager Space’s Exploration Segment). Based in Webster, Texas, Voyager’s Exploration team is a prominent provider of commercial space services, specializing in satellite deployment, space station research, and the development of space habitats. This collaboration marks a significant milestone in KULR's journey, with the initial contract poised to conclude in April of this year, and production slated to commence later.

The contract underscores KULR's role in spearheading the accelerated development, testing, and early production of a specialized space battery, aimed at enhancing Voyager’s CubeSat applications. This partnership not only showcases the aerospace industry's trust in the KULR ONE Space Platform but also highlights the company's commitment to innovation and reliability.

KULR has already achieved the first milestone of this contract by delivering the first article prototype battery at the end of 2023, demonstrating its ability to meet rigorous project demands under an accelerated timeline. This initial phase ensures KULR's battery technology will play a crucial role in powering next-generation satellite applications during critical periods.

Michael Mo, CEO of KULR, expressed his enthusiasm about the collaboration, stating, "Our partnership with Voyager’s Exploration team represents a significant win-win scenario. For Voyager, it brings KULR's cutting-edge, safe, and innovative battery designs to the forefront of space technology, under an expedited schedule. For KULR, it marks the beginning of what we anticipate will be a fruitful relationship, paving the way for multiple program collaborations in the future."

Echoing this sentiment, Robbie Harris, Voyager Space; Director of Advanced Concepts (Exploration), highlighted the symbiotic nature of the partnership: "Working with KULR has allowed us to push the boundaries of our battery technology and showcase our commitment to safety, reliability, and performance in the most demanding environments. This collaboration is not just about meeting the immediate needs of a project; it's about setting the stage for a long-term partnership that will drive innovation in space technology."

KULR ONE Space, designed for meeting NASA's exacting standards for manned spaceflight, is poised to expand its influence in the aerospace sector, encompassing both satellite and crewed missions. Boasting state-of-the-art facilities in Webster, Texas, and San Diego, California, KULR is prepared to address the dynamic needs of the aerospace industry, thereby reinforcing its expanding role in promoting the advancement of safe battery technology. The KULR ONE Space Platform anticipates significant growth, offering expedited access to wide-ranging, certified battery solutions that are critical to the rapid advancement of space exploration.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

About Voyager Space

Voyager Space is dedicated to building a better future for humanity in space and on Earth. With over 35 years of spaceflight heritage and over 2,000 successful missions, Voyager is powering the commercial space revolution. Voyager delivers exploration, technology, and defense solutions to a global customer base that includes civil and national security agencies, commercial companies, academic and research institutions, and more.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com